AMENDMENT TO SEPARATION AGREEMENT, GENERAL RELEASE,
CONSULTING AGREEMENT, AND NON-COMPETITION, NON-DISCLOSURE
AND NON-SOLICITATION AGREEMENT

THIS AMENDMENT TO THE SEPARATION AGREEMENT, GENERAL RELEASE, CONSULTING AGREEMENT, AND NON-COMPETITION, NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT (“Amendment”), made and entered into this 17th day of October, 2007, by and between Celadon Trucking Services, Inc. (the “Company” or “Celadon”) and Thomas M. Glaser (“Glaser”) (hereinafter the Company or Celadon and Glaser are referred to herein collectively as the “Parties”) hereby modify and supplement the  Separation Agreement, General Release, Consulting Agreement, and Non-Competition, Non-Disclosure and Non-Solicitation Agreement (“Agreement”) entered into between the parties on or about the 25th day of July, 2007, as provided herein.

WHEREAS, the Company and Glaser entered into the Agreement, which set forth the terms and conditions of Glaser’s retirement and separation from the Company; and,

WHEREAS, the parties agree that said Agreement should be amended to adjust some of said terms and conditions as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           The Parties' Agreement is hereby amended by deleting Paragraph 6 B of the Parties’ Agreement, and substituting the following paragraph in its place. The purpose of this modification is to delay the date when the Company will issue the vested shares of Celadon Group stock to Glaser from September 4, 2007 to August 3, 2009:

6.	Equity Grants.

B.           Restricted Stock Grants.    Glaser has also been grantedand is hereby: (1) 75% vested in 40,050 Restricted Stock Grants as referenced in Restricted Stock Grant number 6 which was granted on October 30, 2003; and (2) 25% vested in 19,800 Restricted Stock Grants as referenced in Restricted Stock Grant number 2 which was granted on January 12, 2006. The Company will permit Glaser to acquire any of these Restricted Stock Grants, to the extent vested, in accordance with the terms of the Plans and the related agreements or award notices and he may retain such stock or sell the aforesaid stock on the open market; provided, notwithstanding anything in the Plans and related agreements or award notices to the contrary.  The Company will issue such vested shares of Celadon Group stock on August 3, 2009, provided there have been no violations of the Agreement or this Amendment.

2.           The Parties' Agreement is hereby amended by deleting Paragraphs 10 D and E of the Parties’ Agreement, and substituting the following paragraphs in their place. The purpose of these modifications is to permit Glaser to serve as a director of the board of directors of Priority America Inc., clarify Glaser’s permissible contacts with current employees of the Celadon Group of Companies and to reduce the employment restrictions on Glaser after August 3, 2008:

10.           Non-Competition.   Glaser warrants and represents that for a period of Twenty-Four (24) months from August3, 2007 that he will not, directly or indirectly:

D.           Engage in any employment or business activity thatis in competition or is reasonably expected to be in competition with the Celadon Group of Companies or which performs services or sells goods or services which are similar to those provided or sold by  the Celadon Group of Companies, except that Glaser shall be free to participate in the transportation of materials provided that they are not transported in dry van equipment at any time; Glaser is permitted to accept a director position on the board of directors of Priority America, Inc. (“Priority America”)  in and after October, 2007, provided that neither Glaser nor Priority America make a public announcement of Glaser’s appointment to its board of directors; and Glaser shall be permitted to be employed in the trucking industry on and after August 3, 2008 except that he will not be authorized to work for a dry van motor carrier until August 3, 2009.  However, the  exceptions set forth in this subsection 10 (D) shall have no affect on subsections 10(A), 10(B), 10(C) or 10(E) in this section 10; or

E.           Solicit or attempt to hire, for himself or any otherperson, any of the Celadon Group of Companies’ employees, independent contractors or to attempt to or encourage any of the Celadon Group of Companies’ employees or independent contractors to terminate their employment, or business relationship, with the Celadon Group of Companies and will not have conversations with, or send, or respond to, emails, voice mails, or text messages or communicate in any other form or fashion with any current employee, contractor or agent of the Celadon Group of Companies relating to any business dealings, performance results, internal communications, personnel issues or “Proprietary Information” of the Celadon Group of Companies. “Proprietary Information” is defined in section 9 of the Agreement. However, Glaser shall not be prohibited from contacting current employees of the Celadon Group of Companies on purely personal and non-business matters.

In the event of a conflict between the terms of this Amendment and any term, condition or provision of the Agreement, the terms of this Amendment shall govern, and the Agreement shall be modified accordingly.

All other provisions of the Agreement, not specifically changed by this Amendment, shall remain in full force and effect and be binding upon the parties.

This Amendment shall be effective on date first indicated above.

Celadon Trucking Services, Inc.		Thomas M. Glaser

By:	/s/ Stephen Russell	By:	/s/ Thomas M. Glaser
Print:	Stephen Russell	Print:	Thomas M. Glaser
Title	CEO and Chairman of the Board

3